Exhibit 23.1



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated July 21, 1995) and related Prospectus of Giddings & Lewis, Inc. for the registration of $150 million of debt securities and to the incorporation by reference therein of: (1) our report dated January 27, 1995, with respect to the consolidated financial statements of Giddings & Lewis, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedule included therein; and (2) our report dated March 3, 1995, except for Note 11, as to which the date is April 24, 1995, with respect to the financial statements of Fadal Engineering Co., Inc. included in the Current Report on Form 8-K of Giddings & Lewis, Inc., dated April 24, 1995, both filed with the Securities and Exchange Commission.

                                           ERNST & YOUNG LLP


   Milwaukee, Wisconsin
   July 20, 1995